EXHIBIT 4.50

FIRST AMENDMENT TO FEE AND LEASEHOLD DEED OF TRUST,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

This First Amendment to Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (“First Amendment”) dated as of march 2, 2005 is between BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation, having an office at 240 Main Street, Black Hawk, Colorado 80422 (“Black Hawk”), BLACK HAWK/JACOBS ENTERTAINMENT, LLC, a Colorado limited liability corporation, having an office at 240 Main Street, Black Hawk, Colorado 80422 (“Black Hawk/Jacobs”) and GILPIN HOTEL VENTURE, a Colorado joint venture, having an office at 240 Main Street, Black Hawk, Colorado 80422 (“Gilpin”), each as a grantor, assignor and debtor (Black Hawk, Black Hawk/Jacobs and Gilpin, collectively in such capacities and together with any successors in such capacities, the “Grantors” and each a “Grantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association having an office at 213 Court Street, Suite 703, Middletown, CT 06457, in its capacity as trustee pursuant to the Indenture (as hereinafter defined), as beneficiary, assignee and secured party (in such capacities and together with any successors in such capacities, the “Beneficiary”).

RECITALS

A.                                   Jacobs Entertainment, Inc., a Delaware corporation formerly known as Gameco, Inc. (the “Issuer”), certain of its Subsidiaries (as defined in the Indenture), the Grantors and the Beneficiary have entered into that certain Indenture, dated as of February 8, 2002, supplemented by the First Supplemental Indenture, dated as of February 22, 2002, the Second Supplemental Indenture, dated as of June 14, 2002, the Third Supplemental Indenture, dated as of June 4, 2003, the Fourth Supplemental Indenture dated as of the date hereof and the Fifth Supplemental Indenture dated as of the date hereof (collectively, as amended, amended and restated, supplemented, or otherwise modified heretofore or from time to time hereafter, the “Indenture”), pursuant to which the Issuer has issued its 11 7/8% Senior Secured Notes due 2009 in the aggregate principal amount of $125,000,000 (the “Old Notes”).

B.                                     The Indenture contemplated that the Issuer may, after the date of the Indenture, issue Additional Notes (as defined in the Indenture) and Exchange Notes (as defined in the Indenture; the Exchange Notes, together with the Additional Notes and the Old Notes, the “Notes”), in each case, pursuant to the provisions of the Indenture.  Pursuant to the Fourth Supplemental Indenture, Issuer shall increase the aggregate principal indebtedness under the Indenture by the issuance of Additional Notes in the original principal amount of Twenty Three Million and No/100ths Dollars ($23,000,000.00) (the “First Additional Notes”), thereby raising the total amount of Notes issued under the Indenture to an aggregate principal amount of One Hundred Forty Eight Million and No/100ths Dollars ($148,000,000.00).

C.                                     In connection with the Indenture and the Notes issued thereunder, Grantors have executed that certain Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Deed of Trust”), dated as of February 22, 2002, and recorded February 22, 2002 in Book 747 at Page 441 of the real estate records of the Clerk and Recorder of Gilpin County, Colorado.

D.                                    Black Hawk, Black Hawk/Jacobs and Gilpin continue to own or hold the interests in the Mortgaged Property (as defined in the Deed of Trust) that are described in the Deed of Trust.

E.                                      The Issuer owns, directly or through its Subsidiaries, all of the issued and outstanding shares of each Grantor.

F.                                      The Deed of Trust is given by each Grantor to the Trustee for the benefit of the Beneficiary and for the benefit of the Holders of the Notes (collectively, the “Secured Parties”) to secure the payment and performance of all of the Secured Obligations (as defined in the Deed of Trust).

G.                                     Each Grantor will receive substantial benefits from the issuance of the First Additional Notes and is therefore willing to enter into this First Amendment.

H.                                    Beneficiary and Grantors desire to modify the terms of the Deed of Trust as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

1.                                      Recitals Incorporation. The recitals set forth above are hereby incorporated into this First Amendment as material parts thereof and not simply as mere recitals.

2.                                      Definitions.  Except as modified herein all capitalized terms used herein shall have the meanings ascribed thereto in the Deed of Trust or, if not defined in the Deed of Trust, in the Indenture.

3.                                      Secured Indebtedness.

a.                                       The reference to $125,000,000 on the title page of the original Deed of Trust is hereby amended and replaced with $148,000,000.

b.                                      Section 2.4 of the Deed of Trust is hereby amended by deleting the section in its entirety and substituting the following:

SECTION 2.4.  Future Advances.  This Deed of Trust shall secure future advances.  The maximum aggregate amount of all advances of principal under the Indenture (which advances are obligatory to the extent the conditions set forth in the Indenture relating thereto are satisfied) that may be outstanding hereunder at any time is $148,000,000 plus interest thereon, collection costs, sums advanced for the payment of taxes, assessments, maintenance and repair charges, insurance premiums and any other reasonable costs incurred to protect the security encumbered hereby or the Lien hereof, reasonable expenses incurred by the Beneficiary by reason of any default by any Grantor under the terms hereof, together with all other sums secured hereby.

4.                                      Modification/Ratification. Except as modified hereby, all other terms, powers, provisions and obligations of the Deed of Trust shall remain unimpaired and shall not be changed or modified by this First Amendment and shall continue in full force and effect and are hereby ratified and confirmed. To the extent of any conflict between this First Amendment and the Deed of Trust, this First Amendment shall control and the Deed of Trust is hereby amended to the extent of any such conflict.

5.                                      No Novation.  This First Amendment constitutes a confirmation and amendment of the original Deed of Trust and, to the maximum extent authorized by law, all covenants and obligations of Grantors and all rights of Beneficiary in the Mortgaged Property shall relate back to the date of the original Deed of Trust.  This First Amendment, in any event, shall constitute the present grant of the Property, in trust with power of sale, to the Trustee for the benefit of the Beneficiary upon its execution by the Grantors and each of them, upon and incorporating the terms and covenants of the Deed of Trust, to secure payment of the Notes and performance of all of the Secured Obligations.

6.                                      Counterparts.  This First Amendment may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

The parties hereto have executed this First Amendment or have caused the same to be executed by their duly authorized representatives as of the date first above written.

GRANTORS:

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation

By:	/s/ Stephen R. Roark
Stephen R. Roark,
President

GILPIN HOTEL VENTURE, a Colorado joint venture partnership

By:                              BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation,

Its Joint Venture Partner

By:	/s/ Stephen R. Roark
Stephen R. Roark,
President

By:                              GILPIN VENTURES, INC., a Colorado corporation

Its Joint Venture Partner

By:	/s/ Stephen R. Roark
Stephen R. Roark,
President

BLACK HAWK/JACOBS ENTERTAINMENT, LLC, a Colorado limited liability company

By:                              BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation,

Its Manager

By:	/s/ Stephen R. Roark
Stephen R. Roark,
President

BENEFICIARY:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Assistant Vice President

State of Connecticut	)
) ss.
County of Middlesex	)

The foregoing instrument was acknowledged before me this 25th day of February, 2005 by Joseph P. O’Donnell as Assistant Vice President of Wells Fargo Bank, National Association.

Witness my hand and official seal.

My commission expires:  February 28, 2007

[SEAL]	/s/ William Kotkosky
Notary Public

State of Colorado	)
) ss.
City & County of Denver	)

The foregoing instrument was acknowledged before me this 25th day of February, 2005 by S.R. Roark as CFO of Jacobs Entertainment, Inc., a Delaware corporation.

Witness my hand and official seal.

My commission expires:  1/15/07

[SEAL]	/s/ Kathy A. Baldwin
Notary Public

State of Colorado	)
) ss.
City & County of Denver	)

The foregoing instrument was acknowledged before me this 25th day of February, 2005 by Stephen R. Roark as President of Black Hawk Gaming & Development Company, Inc., a Colorado corporation.

Witness my hand and official seal.

My commission expires:  1/15/07

[SEAL]	/s/ Kathy A. Baldwin
Notary Public

State of Colorado	)
) ss.
City & County of Denver	)

The foregoing instrument was acknowledged before me this 25th day of February, 2005 by Stephen R. Roark as President of Black Hawk Gaming & Development Company, Inc., a Colorado corporation, and as President of Gilpin Ventures, Inc., a Colorado corporation, the joint venture partners of Gilpin Hotel Venture, a Colorado joint venture partnership.

Witness my hand and official seal.

My commission expires:  1/15/07

[SEAL]	/s/ Kathy A. Baldwin
Notary Public

State of Colorado	)
) ss.
City & County of Denver	)

The foregoing instrument was acknowledged before me this 25th day of February, 2005 by Stephen R. Roark as President of Black Hawk Gaming & Development Company, Inc., a Colorado corporation, the Manager of Black Hawk/Jacobs Entertainment LLC, a Colorado limited liability company.

Witness my hand and official seal.

My commission expires:  1/15/07

[SEAL]	/s/ Kathy A. Baldwin
Notary Public